                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Crown Crafts, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total Fee Paid:

/ /  Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               CROWN CRAFTS, INC.
                       1600 RIVEREDGE PARKWAY, SUITE 200
                             ATLANTA, GEORGIA 30328

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Crown Crafts, Inc., a Georgia corporation (the "Company") will be held August 8, 1996 at 10:00 a.m. at the Company's Atlanta, Georgia Corporate Office, 1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia 30328, for the following purposes:

          1. To elect three Class I directors for a three-year term of office;

          2. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

     The Proxy Statement dated June 28, 1996 is attached. Common Stock shareholders of record on the books of the Company at the close of business on June 21, 1996 are entitled to notice of and to vote at the meeting.

     We hope you will be able to attend the meeting in person, but, if you cannot be present, it is important that you sign, date and promptly return the enclosed proxy in the enclosed postage-paid envelope in order that your vote may be cast at the meeting.

                                          By Order of the Board of Directors

                                          /s/ Roger D. Chittum

                                          Roger D. Chittum
                                          Secretary

June 28, 1996
Atlanta, Georgia

                               CROWN CRAFTS, INC.
                       1600 RIVEREDGE PARKWAY, SUITE 200
                             ATLANTA, GEORGIA 30328

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation by the Board of Directors of Crown Crafts, Inc. (the "Company") of proxies to be voted at the annual meeting of shareholders of the Company (the "Annual Meeting") to be held August 8, 1996 at 10:00 a.m. at the Company's Atlanta Corporate Office, 1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia 30328, and at any and all adjournments or postponements of such meeting.

                               PROXY SOLICITATION

     Any shareholder who executes and delivers a proxy has the right to revoke the proxy at any time before it is voted. A proxy may be revoked by (i) filing an instrument revoking the proxy with the Secretary of the Company, (ii) executing a proxy bearing a later date, or (iii) by attending and voting at the Annual Meeting. Properly executed proxies, timely returned, will be voted in accordance with the choices made by the shareholder with respect to the proposal listed thereon.

     If a choice is not made with respect to any proposal, the proxy will be voted "FOR" the election of directors as described under "PROPOSAL 1 -- ELECTION OF DIRECTORS" below.

     Directors are elected by a vote of a plurality of the shares of Common Stock represented at the meeting.

     Other than the matters set forth herein, management of the Company is not aware of any matters that may come before the meeting. If any other business should properly come before the meeting, the persons named in the enclosed proxy will have the discretionary authority to vote the shares represented by the effective proxies and intend to vote them in accordance with their best judgment.

     The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by the use of the mails, the directors and officers of the Company may solicit proxies on behalf of management by telephone, telegram and personal interview. Such persons will receive no additional compensation for their solicitation activities and will be reimbursed only for their actual expenses in connection therewith. The Company will authorize banks, brokerage houses and other custodians, nominees or fiduciaries to forward copies of proxy material to the beneficial owners of shares or to request authority for the execution of the proxies and will reimburse such banks, brokerage houses and other custodians, nominees or fiduciaries for their out-of-pocket expenses incurred in connection therewith. The Notice of the Meeting, this Proxy Statement and the form of proxy were first mailed to shareholders on or about June 28, 1996.

                    VOTING RIGHTS AND PRINCIPAL SHAREHOLDERS

     At the close of business on June 21, 1996, the record date for determining the shareholders entitled to notice of and to vote at the meeting, there were 7,944,201 shares of common stock, $1.00 par value, of the Company (the "Common Stock") outstanding. Each share of Common Stock is entitled to one vote (non-cumulative) on all matters presented for shareholder vote. The presence in person or by proxy of the holders of a majority of the outstanding Common Stock constitutes a quorum for the transaction of business.

     Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted separately as neither a vote "FOR" nor a vote "AGAINST" in tabulations of the votes cast on proposals presented to shareholders. Broker non-votes (shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee does not have discretionary authority to vote on a particular proposal) are not counted at all for purposes of determining whether a proposal has been approved.

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of June 1, 1996, by (i) each director of the Company, (ii) the five most highly compensated executive officers, (iii) all officers and directors as a group, and (iv) all persons known to the Company who may be deemed beneficial owners of more than five percent (5%) of such outstanding shares. Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. An asterisk indicates beneficial ownership of less than one percent (1%).

                                                                   NUMBER OF SHARES     PERCENT OF
                                                                     BENEFICIALLY       OUTSTANDING
              NAME AND ADDRESS OF BENEFICIAL OWNER                     OWNED(1)          SHARES(2)
- -----------------------------------------------------------------  ----------------     -----------
Michael H. Bernstein.............................................        750,971(3)          9.4%
  1600 RiverEdge Parkway
  Suite 200
  Atlanta, Georgia 30328
Philip Bernstein.................................................        533,492(4)          6.7%
  21126 Escondido Way
  Boca Raton, Florida 33433
E. Randall Chestnut..............................................          5,191(5)            *%
  1600 RiverEdge Parkway
  Suite 200
  Atlanta, Georgia 30328
Roger D. Chittum.................................................            863(6)            *%
  1600 RiverEdge Parkway
  Suite 200
  Atlanta, Georgia 30328
Paul A. Criscillis, Jr...........................................         69,893(7)            *%
  1600 RiverEdge Parkway
  Suite 200
  Atlanta, Georgia 30328
Patricia G. Knoll................................................         24,202(8)            *%
  Edmond Street
  Calhoun, Georgia 30701
Rudolph J. Schmatz...............................................        118,504(9)          1.5%
  1600 RiverEdge Parkway
  Suite 200
  Atlanta, Georgia 30328
Jane E. Shivers..................................................            170               *%
  999 Peachtree Street
  Suite 1850
  Atlanta, Georgia 30309
Alfred M. Swiren.................................................          9,020(10)           *%
  4405 Granada Blvd.
  Coral Gables, Florida 33146
Richard N. Toub..................................................         40,660(11)           *%
  8A Motcomb Street
  London, England SW1X8JU
All Officers and Directors of the Company as a Group (13               1,566,957(12)        19.6%
  persons).......................................................
Wachovia Bank of Georgia, N.A, as Trustee for the Crown Crafts,          995,141(13)        12.5%
  Inc............................................................
  Employee Stock Ownership Plan
  191 Peachtree Street, N.E.
  Atlanta, Georgia 30303-1757

- ---------------

 (1) Unless otherwise specified in the footnotes, the shareholder has sole voting and dispositive power.

 (2) The computation of percentage of ownership includes shares of Common Stock which may be acquired within 60 days of the June 1, 1996 date of this table by exercise of options.
 (3) Includes 323,871 shares of Common Stock owned individually by Mr. Michael
     H. Bernstein. Includes 14,882 shares held by Mr. Bernstein's spouse, 89,490 shares held by his adult daughter and 134,412 shares held by Mr. Bernstein as custodian or trustee for his minor children, as to all of which he disclaims beneficial ownership. Includes options for 20,000 shares of Common Stock which are or will become exercisable by Mr. Bernstein within the 60 day period following the June 1, 1996 date of this table. Includes 75,621 shares of Common Stock held in the Crown Crafts, Inc. Employee Stock Ownership Plan and 92,695 held by the Bernstein Family Foundation, a charitable foundation for which Messrs. Michael and Philip Bernstein act as trustees.
 (4) Includes 253,738 shares of Common Stock owned individually by Mr. Philip Bernstein. Includes 185,000 shares owned by Mr. Bernstein's spouse, as to which he disclaims beneficial ownership. Includes 2,059 shares of Common Stock in the Crown Crafts, Inc. Employee Stock Ownership Plan and 92,695 held by the Bernstein Family Foundation, a charitable foundation for which Messrs. Michael and Philip Bernstein act as trustees.
 (5) Includes 5,015 shares of Common Stock owned individually by Mr. Chestnut. Includes 176 shares of Common Stock in the Crown Crafts, Inc. Employee Stock Ownership Plan.
 (6) Includes 500 shares of Common Stock owned individually by Mr. Chittum. Includes 363 shares of Common Stock in the Crown Crafts, Inc. Employee Stock Ownership Plan.
 (7) Includes 50,000 shares of Common Stock owned individually by Mr. Criscillis. Includes options for 6,667 shares which are or will become exercisable by Mr. Criscillis within the 60 day period following the June 1, 1996 date of this table. Includes 13,226 shares of Common Stock in the Crown Crafts, Inc. Employee Stock Ownership Plan.
 (8) Includes 5,065 shares of Common Stock owned individually by Ms. Knoll. Includes options for 2,000 shares which are or will become exercisable by Ms. Knoll within the 60 day period following the June 1, 1996 date of this table. Includes 17,137 shares of Common Stock in the Crown Crafts, Inc. Employee Stock Ownership Plan.
 (9) Includes 58,632 shares of Common Stock owned by Mr. Schmatz individually, 5,600 held by Mr. Schmatz as trustee for his minor children and options for 10,000 shares which are or will become exercisable by Mr. Schmatz within the 60 day period following the June 1, 1996 date of this table. Also includes 44,272 shares held in the Crown Crafts, Inc. Employee Stock Ownership Plan.
(10) Includes 5,500 shares of Common Stock owned by Mr. Swiren individually and 3,520 shares held by his spouse for which he disclaims beneficial ownership.
(11) Includes 36,260 shares of Common Stock owned by Mr. Toub individually and 4,400 shares held by Mr. Toub as custodian for his minor children for which he disclaims beneficial ownership.
(12) See footnotes 3, 4, 5, 6, 7, 8, 9, 10 and 11 above.
(13) Wachovia Bank of Georgia, N.A. is the owner of record as trustee and has indicated that it has sole right to dispose of these shares, which are held in accounts for approximately 1,900 participants in the Crown Crafts, Inc. Employee Stock Ownership Plan. Plan participants have the right to vote all shares held in their individual accounts. Shares as to which no voting instructions are received from participants are voted by the Trustee in accordance with instructions received from the Administrative Committee of the Plan. The committee consists of Messrs. Philip Bernstein, Michael H. Bernstein and Paul A. Criscillis, Jr., all of whom are executive officers of the Company and Mr. Robert E. Schnelle, the Company's Treasurer.

     Mr. Philip Bernstein is the father of Mr. Michael H. Bernstein.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Board of Directors currently consists of ten directors divided into three classes, as nearly equal in size as possible, with such classes of directors serving staggered three-year terms of office. Accordingly, at each annual meeting of shareholders, a class consisting of approximately one-third of the Company's directors will be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders, with each director holding office until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.

     The Board of Directors propose that the three Class I nominees identified below be elected for a three year term and until the election and qualification of their successors, as provided in the Bylaws of the Company. The other seven directors (whose names are also listed below) will continue in office. Each nominee is presently a director of the Company.

     The proxyholders intend to vote "FOR" the election of the individuals named below unless authority is specifically withheld in the proxy.

     While it is not anticipated, in the event any nominee is not a candidate or is unable to serve as a director at the time of the election, the proxies will be voted for the nominee designated by the present Board of Directors to fill such vacancy.

     The name and age of each of the nominees, his or her principal occupation (including positions and offices with the Company) and the period during which he or she has served as a director are set forth below.

                             NOMINEES FOR DIRECTOR

NOMINEES FOR CLASS I

  FOR A THREE-YEAR TERM EXPIRING ON THE DATE OF THE 1999 ANNUAL MEETING

                  NAME                    AGE            POSITION WITH COMPANY            SINCE
- ----------------------------------------  ---   ----------------------------------------  -----
Philip Bernstein........................  89    Chairman of the Board of Directors         1968
Rudolph J. Schmatz......................  58    Vice President, Sales and Marketing        1976
                                                Director                                   1976
Jane E. Shivers.........................  53    Director                                   1994
CONTINUING DIRECTORS
  CLASS II
  TERM EXPIRING ON THE DATE OF THE 1997 ANNUAL MEETING
E. Randall Chestnut.....................  48    Vice President, Corporate Development      1995
                                                Director                                   1995
Roger D. Chittum........................  57    Vice President, Law and Administration,
                                                Secretary                                  1993
                                                Director                                   1992
Patricia G. Knoll.......................  44    Vice President, Manufacturing              1994
                                                Director                                   1994
Alfred M. Swiren........................  79    Director                                   1977
  CLASS III
  TERM EXPIRING ON THE DATE OF THE 1998 ANNUAL MEETING
Michael H. Bernstein....................  53    President and Chief Executive Officer      1976
                                                Director                                   1976
Paul A. Criscillis, Jr..................  47    Vice President, Chief Financial Officer    1985
                                                Director                                   1985
Richard N. Toub.........................  53    Director                                   1986

NOMINEES

     Philip Bernstein has been employed by the Company since 1961. Mr. Bernstein currently serves as Chairman of the Board and has held that position since 1968.

     Rudolph J. Schmatz has served as a director of the Company since 1976. Mr. Schmatz joined the Company in 1976 as Vice President, Administration. He held that position until 1985 when he was elected to his current position of Vice President, Sales and Marketing.

     Jane E. Shivers was elected to the Board of Directors in November 1994. Since 1985, Ms. Shivers has served as Executive Vice President of Ketchum Public Relations and Director of its Atlanta office.

     A vote of a plurality of the shares of Common Stock represented at the meeting will be required to elect the nominees for Directors of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR NAMED ABOVE.

CONTINUING DIRECTORS

     Michael H. Bernstein joined the Company in 1972 in an executive capacity. He has served on the Board of Directors and as President and Chief Executive Officer since 1976.

     E. Randall Chestnut joined the Company in January 1995 as Vice President, Corporate Development. He was elected to the Board of Directors in February 1995. Prior to joining the Company, Mr. Chestnut was from December 1988 to January 1995 President of Beacon Manufacturing Company, a producer of adult and infant blankets. From 1990 to December 1994, Mr. Chestnut also served as Vice Chairman of Wiscassett Mills Company, a yarn manufacturer.

     Roger D. Chittum has served as a director of the Company since 1992. From 1973 to 1983, Mr. Chittum was an officer of Tosco Corporation where his responsibilities included at various times mineral land development, technology licensing, government relations, environmental affairs and other executive functions. Mr. Chittum was a principal in the law firm of Rosenberg, Chittum, Mendlin & Hecht and predecessor law firms in Los Angeles, California, from 1984 to 1993. He joined the Company as Vice President, Law and Administration and Secretary in October 1993.

     Paul A. Criscillis, Jr. has served as a director and as Vice President, Chief Financial Officer since 1985, and was Secretary of the Company from 1991 to October 1993. Prior to joining the Company, Mr. Criscillis was a partner with the public accounting firm of Deloitte & Touche.

     Patricia G. Knoll has been associated with the Company since 1972. Prior to her election as Vice President, Manufacturing, in July, 1994, Ms. Knoll held numerous positions in the Company, including her most recent position as Georgia Manufacturing Manager. Ms. Knoll was elected to the Board of Directors in November 1994.

     Alfred M. Swiren has served as a director of the Company since 1977. He is a practicing attorney and a member of the Florida and Massachusetts bars. Mr. Swiren formerly served as Senior Vice President of Jefferson Stores, Inc., Miami, Florida.

     Richard N. Toub is a United States attorney practicing in London, England, as an international lawyer and business advisor. He was elected to the Board of Directors in 1986.

     The Company's Board of Directors met five times during the fiscal year ended March 31, 1996. No director attended fewer than 80% of the total number of meetings of the Board, and each director attended each meeting of the committees of which he or she was a member. Management communicates with the members of the Board throughout the year. In addition, the Board of Directors took action by unanimous written consent fourteen times during the same time period.

     Messrs. Alfred M. Swiren and Richard N. Toub and Ms. Shivers serve on both the Audit Committee and Compensation Committee. The Audit Committee met once during fiscal 1996. The Compensation Commit-tee met three times during fiscal 1996 and also took action by unanimous written consent thirteen times during that same time period. The Board of Directors has no standing nominating committee.

     The executive officers of the Company are as follows:

            NAME              AGE                     POSITION
- ----------------------------  ---   --------------------------------------------
Michael H. Bernstein........  53    President and Chief Executive Officer
Philip Bernstein............  89    Chairman of the Board of Directors
E. Randall Chestnut.........  48    Vice President, Corporate Development
Roger D. Chittum............  57    Vice President, Law and Administration
Paul A. Criscillis, Jr......  47    Vice President, Chief Financial Officer
Patricia G. Knoll...........  44    Vice President, Manufacturing
Rudolph J. Schmatz..........  58    Vice President, Sales and Marketing

     The officers of the Company serve at the pleasure of the Board of Directors.

     Michael H. Bernstein joined the Company in 1972 in an executive capacity. He has served on the Board of Directors and as President and Chief Executive Officer since 1976.

     Philip Bernstein has been employed by the Company since 1961. Mr. Bernstein currently serves as Chairman of the Board and has held that position since 1968.

     E. Randall Chestnut joined the Company in January 1995 as Vice President, Corporate Development. He was elected to the Board of Directors in February 1995. Prior to joining the Company, Mr. Chestnut was from December 1988 to January 1995 President of Beacon Manufacturing Company, a producer of adult and infant blankets. From 1990 to December 1994, Mr. Chestnut also served as Vice Chairman of Wiscassett Mills Company, a yarn manufacturer.

     Roger D. Chittum has served as a director of the Company since 1992. From 1973 to 1983, Mr. Chittum was an officer of Tosco Corporation where his responsibilities included at various times mineral land development, technology licensing, government relations, environmental affairs and other executive functions. Mr. Chittum was a principal in the law firm of Rosenberg, Chittum, Mendlin & Hecht and predecessor law firms in, Los Angeles, California, from 1984 to 1993. He joined the Company as Vice President, Law and Administration and Secretary in October 1993.

     Paul A. Criscillis, Jr. has served as a director and as Vice President, Chief Financial Officer since 1985, and was Secretary of the Company from 1991 to October 1993. Prior to joining the Company, Mr. Criscillis was a partner with the public accounting firm of Deloitte & Touche.

     Patricia G. Knoll has been associated with the Company since 1972. Prior to her election as Vice President, Manufacturing, in July, 1994, Ms. Knoll held numerous positions in the Company, including her most recent position as Georgia Manufacturing Manager. Ms. Knoll was elected to the Board of Directors in November 1994.

     Rudolph J. Schmatz has served as a director of the Company since 1976. Mr. Schmatz joined the Company in 1976 as Vice President, Administration. He held that position until 1985 when he was elected to his current position of Vice President, Sales and Marketing.

                             EXECUTIVE COMPENSATION

     The following tables and narrative text discuss the Compensation paid during the fiscal year ended March 31, 1996 and the two (2) prior fiscal years to the Company's Chief Executive Officer and the Company's five other most highly compensated executive officers (with annual salary and bonus in excess of $100,000).

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                      ANNUAL COMPENSATION   ------------
                                                      -------------------     AWARDS/       ALL OTHER
                                             FISCAL    SALARY     BONUS       OPTIONS      COMPENSATION
        NAME AND PRINCIPAL POSITION           YEAR      ($)       ($)(1)        (#)            ($)
- -------------------------------------------  ------   --------   --------   ------------   ------------
M.H. Bernstein.............................   1996    $235,000   $    -0-      50,000         $ 2,366(2)
  President and Chief Executive Officer       1995    $235,000   $725,000      50,000         $ 3,531(2)
                                              1994    $239,519   $497,411      70,000         $ 5,269(2)
E.R. Chestnut..............................   1996    $148,000   $112,000      25,000         $ 2,834(3)
  Vice President, Corporate Development(4)    1995    $ 24,477   $ 42,000      25,000         $   -0-
R.D. Chittum...............................   1996    $148,000   $    -0-      25,000         $ 2,863(3)
  Vice President, Law and Administration(5)   1995    $148,000   $218,600      37,000         $ 3,105(2)
                                              1994    $ 74,000   $ 70,612      35,000         $29,162(6)
P.A. Criscillis, Jr........................   1996    $148,000   $    -0-      25,000         $ 2,983(3)
  Vice President and Chief Financial          1995    $ 85,385   $125,385      12,500         $ 3,276(2)
  Officer(7)                                  1994    $ 77,500   $ 74,301      35,000         $ 2,131(2)
P.G. Knoll.................................   1996    $148,000   $    -0-      25,000         $ 3,163(3)
  Vice President, Manufacturing(8)            1995    $106,008   $167,008      25,000         $ 3,531(2)
                                              1994    $ 95,975   $    -0-      15,000         $ 2,414(2)
R.J. Schmatz...............................   1996    $148,000   $    -0-      25,000         $ 3,118(3)
  Vice President, Sales and Marketing         1995    $148,000   $232,000      25,000         $ 3,467(2)
                                              1994    $150,846   $141,223      35,000         $ 2,870(2)

- ---------------

(1) Except for the payment of a guaranteed minimum bonus to Mr. E.R. Chestnut, there were no bonus payments made during fiscal 1996 because the Company's earnings were below the minimum level required for payment of bonuses under the Company's Executive Incentive Bonus Plan.
(2) Represents Company contributions to the Crown Crafts, Inc. Employee Stock Ownership Plan.
(3) Represents Company contributions to the Crown Crafts, Inc. Employee Stock Ownership Plan and the Crown Crafts, Inc. 401(k) Retirement Savings Plan.
(4) Mr. Chestnut was employed by the Company effective January 20, 1995.
(5) Mr. Chittum was employed by the Company effective October 1, 1993.
(6) Includes legal fees of $28,162 and director's fees of $1,000 paid to Mr. Chittum for services rendered prior to his employment with the Company.
(7) Mr. Criscillis took an unpaid sabbatical leave of absence from November 1, 1993 to September 6, 1994.
(8) Ms. Knoll became Vice President of Manufacturing effective July 11, 1994, prior to that time she was Georgia Manufacturing Manager. Ms Knoll took an unpaid sabbatical leave of absence from February 7, 1994 to July 11, 1994.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to stock options granted to the Company's executive officers during the fiscal year ended March 31, 1996, including the potential realizable value of such options at assumed annual rates of stock appreciation 5% and 10% for the term of the options.

                                                                                                  REALIZABLE
                                                    INDIVIDUAL GRANTS(1)                       VALUE AT ASSUMED
                                     ---------------------------------------------------         ANNUAL RATES
                                     NUMBER OF       % OF                                       OF STOCK PRICE
                                     SECURITIES    OPTIONS                                     APPRECIATION FOR
                                     UNDERLYING       TO                                        OPTION TERM(2)
                                      OPTIONS      EMPLOYEE    EXERCISE OR    EXPIRATION     ---------------------
               NAME                  GRANTED(#)     IN FY      BASE PRICE        DATE           5%          10%
- -----------------------------------  ----------    --------    -----------    ----------     --------     --------
M.H. Bernstein.....................    50,000         9.7%       $ 12.88        8-21-00      $177,856     $393,016
E.R. Chestnut......................    25,000         4.9%       $ 12.88        8-21-00      $ 88,928     $196,508
R.D. Chittum.......................    25,000         4.9%       $ 12.88        8-21-00      $ 88,928     $196,508
P.A. Criscillis, Jr................    25,000         4.9%       $ 12.88        8-21-00      $ 88,928     $196,508
P.G. Knoll.........................    25,000         4.9%       $ 12.88        8-21-00      $ 88,928     $196,508
R.J. Schmatz.......................    25,000         4.9%       $ 12.88        8-21-00      $ 88,928     $196,508

- ---------------

(1) All options granted to the named executive officers were granted pursuant to the Company's 1995 Non-Qualified Stock Option Plan. Each such option becomes exercisable in three equal portions commencing with the first anniversary of the grant date. Each such option includes a "limited stock appreciation right" ("LSAR") with respect to an equal number of shares. The option and the LSAR become immediately exercisable upon a change in control of the Company. Each such option expires on the fifth anniversary of its grant date.
(2) The assumed rates of growth are set by the Securities Exchange Commission for illustration purposes only and are not intended to forecast the future stock prices.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

     The following table sets forth certain information with respect to stock options exercised by the Company's executive officers during the fiscal year ended March 31, 1996, and options held by such officers, whether exercisable or unexercisable, at March 31, 1996.

                                                                                          VALUE OF UNEXERCISED-
                                                                 NUMBER OF UNEXERCISED    IN-THE-MONEY OPTIONS
                                                                  OPTIONS AT FY-END(#)       AT FY-END($)(2)
                                    SHARES                       ----------------------   ---------------------
                                 ACQUIRED ON        VALUE             EXERCISABLE/            EXERCISABLE/
             NAME                EXERCISE (#)   REALIZED($)(1)       UNEXERCISABLE            UNEXERCISABLE
- -------------------------------  ------------   --------------   ----------------------   ---------------------
M.H. Bernstein.................        0            $    0           133,332/106,668              $ 0/0
E.R. Chestnut..................        0            $    0             8,333/ 41,667              $ 0/0
R.D. Chittum...................        0            $    0            35,665/ 61,335              $ 0/0
P.A. Criscillis, Jr............        0            $    0            59,165/ 45,002              $ 0/0
P.G. Knoll.....................        0            $    0            25,666/ 46,668              $ 0/0
R. J. Schmatz..................        0            $    0            66,665/ 53,335              $ 0/0

- ---------------

(1) Value Realized is equal to the difference between the market price on the date of exercise and the exercise price which is equal to the closing price on the date of grant.
(2) Value is equal to the difference between the March 31, 1996, closing price of the Company's common stock ($9.50) and the exercise price, which is equal to the closing price on the date of grant. The exercise price of all options held by the Company's executive officers at March 31, 1996 was greater than the closing price on that date.

                               PERFORMANCE GRAPH

     Set forth below is a graph which compares the value of $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year, in each of three investment alternatives: (a) the Company's Common Stock, (b) the S&P 500, and (c) a Peer Group consisting of five publicly-traded corporations (including the Company) that are engaged principally in the manufacture and sale of home furnishing textile products. The graph assumes all dividends were re-invested. The corporations included in the Peer Group are Crown Crafts, Inc., Fieldcrest Cannon, Inc., Springs Industries, Inc., Thomaston Mills, Inc. and Frenchtex, Inc. Frenchtex, Inc., excluded from the peer group for fiscal 1995 because no performance information was available, has been included once again in the peer group.

                                   [GRAPH]

      Measurement Period         CROWN CRAFTS     S&P 500 IN-
    (Fiscal Year Covered)             INC             DEX         PEER GROUP
3/31/91                                    100             100             100
3/31/92                                 113.58          111.04          145.76
3/31/93                                 120.81          127.95          181.35
3/31/94                                 138.31          129.84          169.77
3/31/95                                 126.30          150.05          165.05
3/31/96                                  71.27          198.22          176.75

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     This report of the Compensation Committee of the Board of Directors of the Company sets forth the Committee's compensation policies applicable to the Chief Executive Officer and the other five most highly compensated executive officers as well as other executive officers of the Company, including the specific relationship of corporate performance to executive compensation, with respect to compensation reported in this proxy statement for fiscal 1996.

     The Compensation Committee is currently composed of the three nonemployee directors of the Company, Ms. Jane E. Shivers, Mr. Alfred M. Swiren and Mr. Richard N. Toub. No member of the Compensation Committee has ever been an employee of the Company or any of its subsidiaries. They are not eligible to participate in any of the compensation plans that the Committee administers except they are eligible to receive automatic, non-discretionary annual awards of stock options under the Company's 1995

Stock Option Plan. The Compensation Committee has overall responsibility to review, monitor and recommend compensation plans to the Board of Directors for approval. In reviewing and approving executive compensation for key executives other than Mr. Michael H. Bernstein, the Committee reviews recommendations from Mr. Bernstein. Mr. Bernstein's compensation is determined by the Committee.

POLICY AND OBJECTIVES

     The fundamental philosophy of the compensation program of the Company is to motivate executive officers to achieve short-term and long-term goals through incentive-based compensation and to provide competitive levels of compensation that will enable the Company to attract and retain qualified executives.

     The Company's executive compensation program consists primarily of three components. Of the three, only base salary is fixed. The other two components are incentive-based. The Executive Incentive Bonus Plan ("EIBP") provides short-term incentives based upon the Company's annual operating results while the Company's Stock Option Plan provides long-term incentives. Since the structure of the Company's executive officers compensation is weighted more heavily toward incentive-based compensation, total compensation will usually be above average with higher operating results and below average when operating results are poorer.

     A key objective of the Compensation Committee is to assure that the Company's executives' total compensation is competitive. To this end, the Company receives and reviews executive compensation surveys and provides this information to the Committee. These surveys confirm that, while the total compensation of the Company's executives in fiscal 1996 was below average, historically, total compensation has been about average when compared with equivalent jobs with industrial employers of comparable size.

SHORT-TERM COMPENSATION

  Base Salary

     The Committee sets the base salary for each executive officer, including the President and Chief Executive Officer, at amounts below the average base salary for equivalent jobs with other industrial employers. Although base salary is reviewed annually by the Committee, adjustments are infrequent. The Committee believes this policy is consistent with the overall Company philosophy as set forth above.

  Short-term Incentives

     The Company's EIBP provides the Company's executive officers with an opportunity for significant short-term incentive compensation based upon the Company's operating results for the fiscal year. The maximum amounts potentially realizable by the eligible executive officers are well above median bonuses applicable to equivalent jobs with other industrial employers. This is intended to offset the fact that executive officers' base salaries are below average, thereby providing significant incentive with respect to short-term operating results.

     Under the EIBP, the Committee meets annually to set goals and establish formulae, based upon numerous factors including the Company's projected operating results. The formulae are generally progressive, meaning that lower levels of profitability by the Company result in a lower proportion of incentive compensation to pretax income than do higher levels of profitability. The Committee has reserved the right to alter the formulae at any time to reflect changing conditions.

     The total short-term compensation which includes base salary and bonuses under the EIBP provides the executive officers of the Company the opportunity to be compensated at levels similar to, or as operating results are more positive, in excess of equivalent jobs with other industrial employers at moderate levels of corporate financial performance. As a result of the decline of the Company's earnings in fiscal 1996, no bonuses were paid under the EIBP, except that, one executive officer received a payment of a minimum bonus which was guaranteed at the time of his employment.

LONG-TERM COMPENSATION

     The Company's compensation program includes long-term compensation in the form of periodic grants of stock options. The granting of stock options is designed to link the interests of the executives with those of the shareholders as well as to retain key executives. Stock option grants provide an incentive that focuses the executives' attention on managing the Company from the perspective of an owner with an equity stake in the business. Stock options are tied to the future performance of the Company's stock and will provide value only if the price of the Company's stock increases after the stock option becomes exercisable and before the stock option expires.

     Long-term compensation is offered only to those key employees who can make an impact on the Company's long-term performance.

COMPENSATION PAID TO THE CHIEF EXECUTIVE OFFICER

     The Compensation Committee meets annually to evaluate the performance of the Chief Executive Officer. The compensation paid in fiscal 1996 to Mr. Michael
H. Bernstein, the Company's Chief Executive Officer, was based on the factors generally applicable to compensation paid to executives of the Company as described in this Report.

     In reviewing Mr. Bernstein's short-term compensation, the Committee reviews and considers Mr. Bernstein's recent performance, his achievements in prior years, his achievement of specific short-term goals and the Company's performance in that fiscal year. Mr. Bernstein's base salary and bonus formula for fiscal 1996 were approved based on this review process. Mr. Bernstein's bonus formula, which was based on the Company's operating results for fiscal 1996, resulted in no payment of bonus for fiscal 1996.

     Additionally, Mr. Bernstein's long-term compensation was determined by considering such factors as the overall long-term goals of the Company, performance trends, potential stock appreciation and actual performance taking into consideration factors and conditions which affected that performance, both positively and negatively.

TAX COMPLIANCE POLICY

     Certain provisions of the federal tax laws enacted in 1993 limit the deductibility of certain compensation for the Chief Executive Officer and the additional four executive officers who are highest paid and employed at year end to $1 million per year each. This provision has had no effect on the Company since its enactment since no officer of the Company received as much as $1 million in applicable remuneration in any year. Nonetheless, the presence of non-qualified stock options make it theoretically possible that the threshold may be exceeded at some time in the future. In such a case, the Company intends to take the necessary steps to conform its compensation to qualify for deductibility. Further, the Committee intends to give strong consideration to the deductibility of compensation in making its compensation decisions for executive officers in the future, balancing the goal of maintaining a compensation program which will enable the Company to attract and retain qualified executives while maximizing the creation of long-term shareholder value.

                                          Respectfully submitted:

                                          Jane E. Shivers
                                          Alfred M. Swiren
                                          Richard N. Toub

CASH COMPENSATION OF DIRECTORS

     For the fiscal year ending March 31, 1996, no employee director of the Company was paid additional compensation as a member of the Board of Directors. Each nonemployee director of the Company is paid $1,000 for each Board meeting attended and $1,000 for each attended Committee meeting which is held on a date other than the date of a Board meeting. Each nonemployee director is reimbursed for all expenses incurred in connection with service on the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Ms. Shivers and Messrs. Swiren and Toub. Mr. Toub is an attorney who has provided services to the Company in the past. Mr. Toub provided such services during fiscal 1996 for which he was paid $720. The Company expects he will continue to provide such services during fiscal 1997.

COMPLIANCE WITH SECTION 16(A) OF THE ACT

     Based upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 1995 and Forms 5 and amendments thereto with respect to fiscal 1996, to the best of the Company's knowledge, no other reports were required during the fiscal year ended March 31, 1996 and all filing requirements applicable to directors, officers or ten percent (10%) shareholders of the Company required by Section 16(a) of the Securities Exchange Act of 1934 were filed on a timely basis except that Mr. E. Randall Chestnut did not timely report the purchase of 15 shares of the Company's common stock on a Form 4 for the month of March, 1996.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has not yet selected its independent public accountants for its fiscal year ending March 30, 1997. This selection will be made later in the year by the Company's Board of Directors, based upon the recommendations of the Audit Committee. The current members of the Audit Committee are identified under "Proposal 1 -- Election of Directors".

     Deloitte & Touche, LLP has served as the Company's auditors since 1983. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Appropriate proposals of shareholders intended to be presented at the Company's next annual meeting of shareholders (which the Company currently intends to hold in August of 1997) must be received by the Company by March 24, 1997 for inclusion in its proxy statement and form of proxy relating to that meeting. If the date of the next annual meeting is changed by more than 30 calendar days from such anticipated time frame, the Company shall, in a timely manner, inform its shareholders of the change and the date by which proposals of shareholders must be received.

                                 MISCELLANEOUS

     Management does not know of any other matters to come before the meeting. If any other matters properly come before the meeting, however, it is the intention of the persons designated as Proxies to vote in accordance with their best judgment on such matters.

                                 ANNUAL REPORT

     The Company's 1996 Annual Report to Shareholders is enclosed with this Proxy Statement. The Annual Report is not a part of the proxy soliciting material. Additional copies of such Annual Report along with copies of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996, as filed with the Securities and Exchange Commission (exclusive of documents incorporated by reference), are available without charge to shareholders upon written request to Investor Relations, Crown Crafts, Inc., 1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia 30328.

                             [LOGO]  CROWN CRAFTS

                              CROWN CRAFTS, INC.
                           1600 River Edge Parkway
                                  Suite 200
                              Atlanta, GA 30328

                            CROWN CRAFTS, INC. PROXY
             SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CROWN
              CRAFTS, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 8, 1996

   The undersigned stockholder hereby constitutes and appoints each of Michael
H. Bernstein and Roger D. Chittum, with full power of substitution, to act as proxy for and to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Crown Crafts, Inc. (the "Annual Meeting") to be held on August 8, 1996 at 10:00 a.m., at the Company's Atlanta, Georgia Corporate Office, 1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia, or at any adjournment(s) or postponements thereof, on all matters coming before the Annual Meeting.

   THE PROXIES SHALL VOTE AS SPECIFIED BELOW, OR IF A CHOICE IS NOT SPECIFIED FOR THE FOLLOWING PROPOSAL, THE PROXIES SHALL VOTE "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTORS.

   The undersigned instructs said proxies to vote:

1. To elect the three Class I director nominees listed below to the Board of Directors of Crown Crafts, Inc., each for a three-year term.
              Philip Bernstein   Rudolph J. Schmatz   Jane E. Shivers

       / / FOR all nominees
       / / WITHHOLD AUTHORITY                                    / / FOR all nominees, except vote withheld from the following
          to vote for all nominees                                  nominees:
                                                                              ------------------------------------------------

2. The undersigned further gives the proxies authority to vote according to his or her best judgment with respect to any other matters which properly come before the meeting.

   The undersigned acknowledges the receipt of Notice of the Annual Meeting and Proxy Statement, each dated June 28, 1996 and the Annual Report to Shareholders, and hereby revokes any proxy or proxies heretofore given by the undersigned relating to the Annual Meeting.

                                                Signature:
                                                          ----------------------

                                                Date:
                                                     ---------------------------

 (Signature should conform to name and title stenciled hereon. Executors, administrators, trustees, guardians and attorneys should add their titles upon signing.)

   PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE.